UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Forbes Energy Services Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Notes
Forbes Energy Services Ltd. (the “Company”) is filing this supplement to its Proxy Statement that was originally filed on April 29, 2016 (the “Original Proxy Statement”) in order to correct certain information contained in the “Principal Shareholders” table on page 34 of the Original Proxy Statement. The corrected “Principal Shareholders” table, together with related footnotes, is set forth below. Other than this change, the Original Proxy Statement remains unchanged.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our voting securities as of April 11, 2016:

•	each person who is known to us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors; and

•	each of our executive officers and all of our executive officers and directors as a group.

Unless otherwise indicated, each person named below has an address in care of our principal executive offices and has sole power to vote and dispose of the shares of voting securities beneficially owned by them, subject to community property laws where applicable.

Name	Common StockBeneficially Owned (**)	Percentage of Common Stock Beneficially Owned(%)
Executive Officers and Directors:
John E. Crisp	1,362,324	6.1%
Charles C. Forbes, Jr.	2,724,199	12.3%
L. Melvin Cooper	215,965(1)	1.0%
Dale W. Bossert	74,329	*
Travis H. Burris	100,366	*
Ted A. Izatt	65,801	*
William W. Sherrill	53,579	*
All directors and executive officers as a group (7 persons)	4,596,563 (2)	20.7%

Other 5% Shareholders:
The West Face Group	5,292,531(3)	19.2%
Steel Excel Inc.	3,271,518(4)	14.7%
Janet L. Forbes	2,164,243(5)	9.7%
The Modern Group Ltd	1,327,750(6)	6.0%
Frigate Ventures LP	1,182,424(7)	5.3%
FMR, LLC	2,190,141(8)	9.9%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
**
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Securities Exchange Act of 1934, as amended and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of April 11, 2016 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(1)	Includes 118,750 shares of common stock issuable upon exercise of options.
(2)	Includes 118,750 shares of common stock issuable upon exercise of options.
(3)
Based on a Schedule 13G/A dated February 16, 2016 filed with the Commission reflecting shares beneficially owned by the reporting person at December 31, 2015. This amount represents shares of common stock currently issuable upon the conversion of the 588,059 shares of Series B Preferred Stock currently held by the West Face Group. Each share of Series B Preferred Stock is convertible at the option of the holder into nine shares of common stock, provided that no holder is entitled to effect such a conversion if it would result in such holder (and affiliates) beneficially owning 20% or more of the number of shares of common stock outstanding immediately after giving effect to the conversion. The West Face Group consists of West Face Long Term Opportunities Limited Partnership, West Face Long Term Opportunities (USA) Limited Partnership and West Face Long Term Opportunities Master Fund L.P. The West Face Group’s address is 2 Bloor Street East, Suite 810, Toronto, Ontario M4W 1A8.

(4)	Based on a Schedule 13D/A dated March 8, 2016 filed with the Commission reflecting shares beneficially owned by the reporting person at March 4, 2016.
(5)
Based on a Schedule 13G/A dated January 27, 2016 filed with the Commission reflecting shares beneficially owned by the reporting person at December 31, 2015. Janet Forbe's address is 2522 McKinzie Road, Corpus Christi, Texas 78410.

(6)	Based on information provided to the issuer by The Modern Group Ltd. on April 13, 2016. The Modern Group Ltd.’s address is P.O. Box 790, Beaumont, TX 77704.

(7)
Based on a Schedule 13G/A dated February 5, 2016 filed with the Commission reflecting shares beneficially owned by the reporting person at December 31, 2015. Frigate Ventures LP's address is 5950 Berkshire Lane, Suite 210, Dallas, TX 75225.

(8)
Based on a Schedule 13G/A dated February 12, 2016 filed with the Commission reflecting shares beneficially owned by the reporting person at December 31, 2015. FMR, LLC's address is 245 Summer Street, Boston, MA 02210.